Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Competitive Technologies, Inc.
Fairfield, Connecticut


     We hereby consent to the incorporation by reference in the Registration Statements of Competitive Technologies, Inc. on Forms S-1 (Registration No. 333-113751) and S-8 (Registration Nos. 33-87756, 333-18759, 333-49095,
333-95763,  333-58612,  333-81456 and 333-102798) of our report dated October 5,
2004, relating to the consolidated financial statements of Competitive Technologies, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 2004.








/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Valhalla, New York
October 28, 2004